UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2017

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Plan, Executive Officer Severance Policy and Business Partner Severance Policy

On July 25, 2017, the Federal Housing Finance Agency (Finance Agency) informed the Federal Home Loan Bank of Topeka (FHLBank) of its non-objection to amendments to each of FHLBank’s Executive Officer Severance Policy and its Change in Control Plan that served to amend the potential benefits that may be received by certain executive officers upon a termination and upon a qualifying termination in connection with a change in control. Upon receipt of non-objection from the Finance Agency each amendment became effective. On that same date, changes to FHLBank’s Business Partner Severance Policy became effective, which were approved subject to Finance Agency non-objection to the Executive Officer Severance Policy.

On March 24, 2017, Mark E. Yardley was named FHLBank’s President and Chief Executive Officer (CEO). Consistent with the promotion, on June 22, 2017, the Compensation Committee of FHLBank’s Board of Directors (Board) approved a change to the benefits to be provided to Mr. Yardley pursuant to FHLBank’s Change in Control Plan, subject to non-objection from the Finance Agency. The Change in Control Plan provides that, upon both a change in control (as defined in the Change in Control Plan) and the termination of a participant that qualifies as a Change in Control Termination (also as defined in the Change in Control Plan), a participant is entitled to a cash lump sum payment that, when combined with any amount payable under a FHLBank severance policy, equals a compensation multiplier times (i) the participant’s then annualized base salary, and (ii) an amount equal to the target Total Base Opportunity as reflected in FHLBank’s Executive Incentive Compensation Plan Targets document for the year in which the change in control occurs. Participants at Tier 1 are subject to a compensation multiplier of 2.99, participants at Tier 2 are subject to a compensation multiplier of 2.0, and participants at Tier 3 are subject to a compensation multiplier of 1.0. A participant is also eligible to receive the continuation of certain group health care benefits for a period of years equal to his or her compensation multiplier. The Compensation Committee of the Board approved Mr. Yardley as a Tier 1 participant subject to a compensation multiplier of 2.99, consistent with the benefits under the Change in Control Plan provided to FHLBank’s former President and CEO. Prior to this change and his promotion, Mr. Yardley was categorized as a Tier 2 participant.

In addition, on June 23, 2017, the Board approved amendments to the Executive Officer Severance Policy (formerly called the NEO Severance Policy), subject to non-objection from the Finance Agency, to clarify the definition of misconduct for determining when an Executive Officer is not eligible for Severance Pay. The Executive Officer Severance Policy is intended to define the severance process to ensure effective and consistent support for specified Executive Officers leaving FHLBank, and states that FHLBank will provide Severance Pay (as defined in the Executive Officer Severance Policy) and continuation of certain benefits if FHLBank terminates the Executive Officer’s employment with or without cause, but subject to certain exceptions and the terms of the Executive Officer Severance Policy. FHLBank’s Business Partner Severance Policy was amended consistent with the amendments to the Executive Officer Severance Policy, subject to Finance Agency non-objection to the Executive Officer Severance Policy.

The foregoing description of the Change in Control Plan is qualified in its entirety by reference to the plan as described in and made part of FHLBank’s Annual Report on Form 10-K, filed with the SEC on March 9, 2017. The foregoing descriptions of the Executive Officer Severance Policy and the Business Partner Severance Policy are qualified in their entirety by reference to copies of the Executive Officer Severance Policy and the Business Partner Severance Policy, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Executive Officer Severance Policy, dated June 23, 2017.
10.2 Business Partner Severance Policy, dated June 5, 2017.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

July 31, 2017	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: EVP, Chief Compliance Officer and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Executive Officer Severance Policy, dated June 23, 2017.
10.2	Business Partner Severance Policy, dated June 5, 2017.